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                                                                 Exhibit (14)(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated September 4, 2001 on the July 31, 2001 financial statements of the Kent Funds and our reports dated September 7, 2001 on the July 31, 2001 financial statements of the Fifth Third Funds and to all references to our Firm included in or made a part of this Form N-14 filing of the Fifth Third Funds.

/s/ Arthur Andersen LLP
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Arthur Andersen LLP

Columbus, Ohio
April 23, 2002